EXHIBIT 99.1

MELLON FINANCIAL CORPORATION
BUSINESS SECTORS (a)

	Institutional Asset Mgmt		Mutual Funds		Private Wealth Mgmt		Asset Servicing
($ millions)	2001	2000	2001	2000	2001	2000	2001	2000
Trust fees	$527	$495	$538	$538	$312	$313	$450	$409
Other fee revenue	20	22	3	24	15	11	152	147
Net interest revenue / (expense)	(14)	(3)	1	(8)	164	125	125	95

Total revenue	533	514	542	554	491	449	727	651
Credit quality expense	—	—	—	—	1	1	—	—
Operating expense	386	343	328	326	254	233	451	395

Income from continuing operations before taxes (benefits)	147	171	214	228	236	215	276	256
Income taxes (benefits)	55	64	86	92	83	77	95	90

Income (loss) from continuing operations	92	107	128	136	153	138	181	166
Income (loss) from discontinued operations after-tax (b)	—	—	—	—	—	—	—	—

Net income (loss)	$92	$107	$128	$136	$153	$138	$181	$166

($ billions)
Average Loans	—	—	—	—	2.3	2.3	—	—
Average Assets (c)	0.9	0.8	0.7	0.7	4.8	4.6	3.2	3.5
Average Deposits	—	—	—	—	4.2	4.1	2.2	2.4
Average Common Equity	0.2	0.2	0.4	0.3	0.2	0.3	0.5	0.4
Average Tier I Preferred Equity	—	—	—	—	—	—	—	—
Assets under Management (period end)	349	322	152	112	50	56	41	40
Assets under Custody (period end)	—	—	—	—	21	33	2,029	2,226
Contribution to EPS	$0.19	$0.22	$0.27	$0.27	$0.32	$0.28	$0.38	$0.34
Return on common equity	41%	57%	36%	42%	68%	60%	39%	40%
Pretax Operating Margin (d)	28%	33%	39%	41%	48%	48%	38%	39%

(a)	Results exclude the after-tax impact of the amortization of goodwill from purchase acquisitions.
(b)	Net income (loss) from discontinued operations has not been allocated to any of the Corporation’s reportable sectors.
(c)	Where average deposits are in excess of average loans, average assets include an allocation of investment securities to balance.
(d)	Excludes amortization of other intangibles.

In January 2002, the Corporation began to record customer expense reimbursements as revenue in accordance with a FASB staff annoucement. The Corporation had historically reported expense reimbursements as a reduction of expenses. Prior period amounts have been reclassified.

Prior periods sector data reflects immaterial reclassifications resulting from minor changes to be consistent with current period presentation.

MELLON FINANCIAL CORPORATION
BUSINESS SECTORS (a)

	Human Resources Services		Treasury Services		Total Core		Other Activities		Consolidated Results
($ millions)	2001	2000	2001	2000	2001	2000	2001	2000	2001		2000
Trust fees	$732	$469	$7	$4	$2,566	$2,228	$(11)	$33	$2,555		$2,261
Other fee revenue	1	3	349	302	540	509	(303)	171	237		680
Net interest revenue / (expense)	(12)	(8)	395	370	659	571	(77)	(16)	582		555

Total revenue	721	464	751	676	3,765	3,308	(391)	188	3,374		3,496
Credit quality expense	—	—	2	9	3	10	(7)	(2)	(4)		8
Operating expense	669	440	441	404	2,529	2,141	49	54	2,578		2,195

Income from continuing operations before taxes (benefits)	52	24	308	263	1,233	1,157	(433)	136	800		1,293
Income taxes (benefits)	17	8	107	92	443	423	(145)	51	298		474

Income (loss) from continuing operations	35	16	201	171	790	734	(288)	85	502		819
Income (loss) from discontinued operations after-tax (b)	—	—	—	—	—	—	—	—	912		291

Net income (loss)	$35	$16	$201	$171	$790	$734	$(288)	$85	$1,414		$1,110

($ billions)
Average Loans	—	—	5.6	6.6	7.9	8.9	1.9	1.8	9.8		10.7
Average Assets (c)	1.0	0.7	9.2	9.9	19.8	20.2	13.0	7.8	45.5		46.7
Average Deposits	0.1	0.1	7.7	6.6	14.2	13.2	3.4	3.2	17.6		16.5
Average Common Equity	0.2	0.1	0.8	0.9	2.3	2.2	1.4	1.7	3.7		3.9
Average Tier I Preferred Equity	—	—	0.2	0.3	0.2	0.3	0.8	0.7	1.0		1.0
Assets under Management (period end)	—	—	—	—	592	530	—	—	592		530
Assets under Custody (period end)	32	8	—	—	2,082	2,267	—	—	2,082		2,267
Contribution to EPS	$0.07	$0.03	$0.42	$0.34	$1.65	$1.48	$(0.60)	$0.17	$1.05		$1.65
Return on common equity	22%	19%	24%	18%	35%	34%	n/m	n/m	22	%(e)	21%
Pretax Operating Margin (d)	7%	5%	41%	39%	33%	35%	n/m	n/m	34	%(e)	37%

(a)	Results exclude the after-tax impact of the amortization of goodwill from purchase acquisitions.
(b)	Net income (loss) from discontinued operations has not been allocated to any of the Corporation’s reportable sectors.
(c)	Where average deposits are in excess of average loans, average assets include an allocation of investment securities to balance.
(d)	Excludes amortization of other intangibles.
(e)
Excludes venture capital fair value adjustments in the 2nd Quarter of 2001 equal to $.19 per share; venture capital fair value adjustments, loss on disposal of loans and non-recurring charges in the 4th Quarter of 2001 equal to $.47 per share.

In January 2002, the Corporation began to record customer expense reimbursements as revenue in accordance with a FASB staff announcement. The Corporation had historically reported expense reimbursements as a reduction of expenses. Prior period amounts have been reclassified.

Prior periods sector data reflects immaterial reclassifications resulting from minor changes to be consistent with current period presentation.

MELLON FINANCIAL CORPORATION
BUSINESS SECTORS (a)
INSTITUTIONAL ASSET MANAGEMENT – 10 Quarter Trend

	2000				2001				2002
($ millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Trust fees	$127	$110	$120	$138	$121	$119	$127	$160	$147	$134
Other fee revenue	5	6	7	4	2	6	7	5	7	4
Net interest revenue / (expense)	(2)	(1)	(1)	1	(1)	(1)	(5)	(7)	(7)	(7)

Total revenue	130	115	126	143	122	124	129	158	147	131
Credit quality expense	—	—	—	—	—	—	—	—	—	—
Operating expense	87	77	78	101	87	83	98	118	117	109

Income from continuing operations before taxes (benefits)	43	38	48	42	35	41	31	40	30	22
Income taxes (benefits)	16	14	19	15	13	16	12	14	11	9

Income (loss) from continuing operations	27	24	29	27	22	25	19	26	19	13
Income (loss) from discontinued operations after-tax (b)	—	—	—	—	—	—	—	—	—	—

Net income (loss)	$27	$24	$29	$27	$22	$25	$19	$26	$19	$13

($ billions)
Average Loans	—	—	—	—	—	—	—	—	—	—
Average Assets (c)	0.8	0.8	0.8	0.7	0.7	0.8	1.0	1.1	1.2	1.2
Average Deposits	—	—	—	—	—	—	—	—	—	—
Average Common Equity	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2
Average Tier I Preferred Equity	—	—	—	—	—	—	—	—	—	—
Assets under Management (period end)	304	316	330	322	306	318	331	349	350	334
Assets under Custody (period end)	—	—	—	—	—	—	—	—	7	7
Contribution to EPS	$0.05	$0.05	$0.06	$0.06	$0.04	$0.06	$0.04	$0.05	$0.04	$0.03
Return on common equity	59%	51%	62%	54%	44%	48%	32%	43%	33%	24%
Pretax Operating Margin (d)	33%	33%	38%	30%	29%	33%	24%	26%	21%	17%

(a)	Results exclude the after-tax impact of the amortization of goodwill from purchase acquisitions.
(b)	Net income (loss) from discontinued operations has not been allocated to any of the Corporation’s reportable sectors.
(c)	Where average deposits are in excess of average loans, average assets include an allocation of investment securities to balance.
(d)	Excludes amortization of other intangibles.

In January 2002, the Corporation began to record customer expense reimbursements as revenue in accordance with a FASB staff annoucement. The Corporation had historically reported expense reimbursements as a reduction of expenses. Prior period amounts have been reclassified.

Prior periods sector data reflects immaterial reclassifications resulting from minor changes to be consistent with current period presentation.

MELLON FINANCIAL CORPORATION
BUSINESS SECTORS (a)
MUTUAL FUNDS – 10 Quarter Trend

	2000				2001				2002
($ millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Trust fees	$134	$134	$138	$132	$128	$126	$140	$144	$142	$143
Other fee revenue	12	3	2	7	2	2	(1)	—	(1)	(1)
Net interest revenue / (expense)	(3)	(2)	(1)	(2)	(1)	1	—	1	2	1

Total revenue	143	135	139	137	129	129	139	145	143	143
Credit quality expense	—	—	—	—	—	—	—	—	—	—
Operating expense	81	84	82	79	79	73	84	92	84	86

Income from continuing operations before taxes (benefits)	62	51	57	58	50	56	55	53	59	57
Income taxes (benefits)	25	21	23	23	20	23	22	21	24	23

Income (loss) from continuing operations	37	30	34	35	30	33	33	32	35	34
Income (loss) from discontinued operations after-tax (b)	—	—	—	—	—	—	—	—	—	—

Net income (loss)	$37	$30	$34	$35	$30	$33	$33	$32	$35	$34

($ billions)
Average Loans	—	—	—	—	—	—	—	—	—	—
Average Assets (c)	0.7	0.7	0.7	0.7	0.7	0.6	0.6	0.7	0.7	0.7
Average Deposits	—	—	—	—	—	—	—	—	—	—
Average Common Equity	0.3	0.3	0.3	0.4	0.4	0.4	0.4	0.4	0.4	0.4
Average Tier I Preferred Equity	—	—	—	—	—	—	—	—	—	—
Assets under Management (period end)	109	106	113	112	120	133	131	152	164	164
Assets under Custody (period end)	—	—	—	—	—	—	—	—	—	—
Contribution to EPS	$0.07	$0.06	$0.07	$0.07	$0.06	$0.07	$0.07	$0.07	$0.08	$0.08
Return on common equity	48%	38%	41%	40%	36%	38%	36%	35%	36%	34%
Pretax Operating Margin (d)	43%	38%	41%	42%	39%	43%	40%	36%	41%	40%

(a)	Results exclude the after-tax impact of the amortization of goodwill from purchase acquisitions.
(b)	Net income (loss) from discontinued operations has not been allocated to any of the Corporation’s reportable sectors.
(c)	Where average deposits are in excess of average loans, average assets include an allocation of investment securities to balance.
(d)	Excludes amortization of other intangibles.

In January 2002, the Corporation began to record customer expense reimbursements as revenue in accordance with a FASB staff announcement. The Corporation had historically reported expense reimbursements as a reduction of expenses. Prior period amounts have been reclassified.

Prior periods sector data reflects immaterial reclassifications resulting from minor changes to be consistent with current period presentation.

MELLON FINANCIAL CORPORATION
BUSINESS SECTORS (a)
PRIVATE WEALTH MANAGEMENT – 10 Quarter Trend

	2000				2001				2002
($ millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Trust fees	$74	$75	$79	$85	$81	$81	$80	$70	$80	$78
Other fee revenue	2	4	3	2	3	3	3	6	3	3
Net interest revenue / (expense)	28	32	32	33	34	38	43	49	54	54

Total revenue	104	111	114	120	118	122	126	125	137	135
Credit quality expense	—	—	1	—	—	—	—	1	1	—
Operating expense	57	58	60	58	60	63	62	69	70	66

Income from continuing operations before taxes (benefits)	47	53	53	62	58	59	64	55	66	69
Income taxes (benefits)	17	19	18	23	21	21	23	18	24	25

Income (loss) from continuing operations	30	34	35	39	37	38	41	37	42	44
Income (loss) from discontinued operations after-tax (b)	—	—	—	—	—	—	—	—	—	—

Net income (loss)	$30	$34	$35	$39	$37	$38	$41	$37	$42	$44

($ billions)
Average Loans	2.3	2.2	2.4	2.4	2.4	2.3	2.4	2.4	2.5	2.7
Average Assets (c)	4.4	4.6	4.7	4.8	4.8	4.7	4.6	5.2	5.1	5.0
Average Deposits	3.9	4.1	4.2	4.1	4.2	4.0	3.9	4.6	4.5	4.4
Average Common Equity	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2
Average Tier I Preferred Equity	—	—	—	—	—	—	—	—	—	—
Assets under Management (period end)	57	56	57	56	50	52	46	50	51	47
Assets under Custody (period end)	37	35	33	33	31	24	21	21	20	19
Contribution to EPS	$0.06	$0.07	$0.07	$0.08	$0.08	$0.07	$0.09	$0.08	$0.09	$0.10
Return on common equity	57%	60%	57%	66%	66%	70%	72%	65%	84%	82%
Pretax Operating Margin (d)	45%	47%	47%	51%	49%	49%	51%	44%	49%	51%

(a)	Results exclude the after-tax impact of the amortization of goodwill from purchase acquisitions.
(b)	Net income (loss) from discontinued operations has not been allocated to any of the Corporation’s reportable sectors.
(c)	Where average deposits are in excess of average loans, average assets include an allocation of investment securities to balance.
(d)	Excludes amortization of other intangibles.

In January 2002, the Corporation began to record customer expense reimbursements as revenue in accordance with a FASB staff announcement. The Corporation had historically reported expense reimbursements as a reduction of expenses. Prior period amounts have been reclassified.

Prior periods sector data reflects immaterial reclassifications resulting from minor changes to be consistent with current period presentation.

MELLON FINANCIAL CORPORATION
BUSINESS SECTORS (a)
ASSET SERVICING – 10 Quarter Trend

	2000				2001				2002
($ millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Trust fees	$99	$106	$103	$101	$108	$119	$106	$117	$125	$138
Other fee revenue	43	36	34	34	41	39	35	37	27	30
Net interest revenue / (expense)	20	22	26	27	32	27	31	35	28	24

Total revenue	162	164	163	162	181	185	172	189	180	192
Credit quality expense	—	—	—	—	—	—	—	—	—	—
Operating expense	93	96	101	105	108	110	108	125	128	134

Income from continuing operations before taxes (benefits)	69	68	62	57	73	75	64	64	52	58
Income taxes (benefits)	24	24	22	20	26	26	23	20	19	20

Income (loss) from continuing operations	45	44	40	37	47	49	41	44	33	38
Income (loss) from discontinued operations after-tax (b)	—	—	—	—	—	—	—	—	—	—

Net income (loss)	$45	$44	$40	$37	$47	$49	$41	$44	$33	$38

($ billions)
Average Loans	—	—	—	—	—	—	—	—	—	—
Average Assets (c)	3.1	3.6	3.6	3.7	3.7	3.1	3.2	2.9	2.7	2.7
Average Deposits	2.2	2.4	2.4	2.6	2.6	2.0	2.2	2.0	1.7	1.8
Average Common Equity	0.4	0.4	0.4	0.4	0.4	0.4	0.4	0.5	0.4	0.5
Average Tier I Preferred Equity	—	—	—	—	—	—	—	—	—	—
Assets under Management (period end)	41	43	40	40	44	43	39	41	45	43
Assets under Custody (period end)	2,215	2,213	2,256	2,226	2,193	2,243	2,030	2,029	2,162	2,066
Contribution to EPS	$0.09	$0.09	$0.08	$0.08	$0.10	$0.10	$0.09	$0.09	$0.07	$0.09
Return on common equity	44%	43%	37%	35%	42%	42%	35%	36%	29%	32%
Pretax Operating Margin (d)	42%	42%	37%	35%	40%	40%	37%	34%	29%	31%

(a)	Results exclude the after-tax impact of the amortization of goodwill from purchase acquisitions.
(b)	Net income (loss) from discontinued operations has not been allocated to any of the Corporation’s reportable sectors.
(c)	Where average deposits are in excess of average loans, average assets include an allocation of investment securities to balance.
(d)	Excludes amortization of other intangibles.

In January 2002, the Corporation began to record customer expense reimbursements as revenue in accordance with a FASB staff announcement. The Corporation had historically reported expense reimbursements as a reduction of expenses. Prior period amounts have been reclassified.

Prior periods sector data reflects immaterial reclassifications resulting from minor changes to be consistent with current period presentation.

MELLON FINANCIAL CORPORATION
BUSINESS SECTORS (a)
HUMAN RESOURCES SERVICES – 10 Quarter Trend

	2000				2001				2002
($ millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Trust fees	$105	$119	$115	$130	$181	$193	$178	$180	$279	$274
Other fee revenue	1	1	—	1	(1)	—	(1)	3	2	4
Net interest revenue / (expense)	(1)	(2)	(1)	(4)	(2)	(4)	(3)	(3)	(7)	(5)

Total revenue	105	118	114	127	178	189	174	180	274	273
Credit quality expense	—	—	—	—	—	—	—	—	—	—
Operating expense	107	108	106	119	160	169	166	174	252	256

Income from continuing operations before taxes (benefits)	(2)	10	8	8	18	20	8	6	22	17
Income taxes (benefits)	(1)	4	2	3	6	7	2	2	8	6

Income (loss) from continuing operations	(1)	6	6	5	12	13	6	4	14	11
Income (loss) from discontinued operations after-tax (b)	—	—	—	—	—	—	—	—	—	—

Net income (loss)	$(1)	$6	$6	$5	$12	$13	$6	$4	$14	$11

($ billions)
Average Loans	—	—	—	—	—	—	—	—	—	—
Average Assets (c)	0.7	0.7	0.7	0.8	0.9	0.9	0.9	1.2	1.7	1.7
Average Deposits	0.2	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Average Common Equity	0.1	0.1	0.1	0.1	0.2	0.2	0.2	0.2	0.3	0.3
Average Tier I Preferred Equity	—	—	—	—	—	—	—	—	—	—
Assets under Management (period end)	—	—	—	—	—	—	—	—	—	—
Assets under Custody (period end)	9	9	9	8	27	28	26	32	135	121
Contribution to EPS	$—	$0.01	$0.01	$0.01	$0.02	$0.03	$0.01	$0.01	$0.04	$0.02
Return on common equity	n/m %	34%	26%	18%	30%	31%	15%	11%	21%	16%
Pretax Operating Margin (d)	n/m %	8%	7%	6%	10%	10%	5%	3%	8%	6%

(a)	Results exclude the after-tax impact of the amortization of goodwill from purchase acquisitions.
(b)	Net income (loss) from discontinued operations has not been allocated to any of the Corporation’s reportable sectors.
(c)	Where average deposits are in excess of average loans, average assets include an allocation of investment securities to balance.
(d)	Excludes amorization of other intangibles.

In January 2002, the Corporation began to record customer expense reimbursements as revenue in accordance with a FASB staff annoucement. The Corporation had historically reported expense reimbursements as a reduction of expenses. Prior period amounts have been reclassified.

Prior periods sector data reflects immaterial reclassifications resulting from minor changes to be consistent with current period presentation.

MELLON FINANCIAL CORPORATION
BUSINESS SECTORS (a)
TREASURY SERVICES – 10 Quarter Trend

	2000				2001				2002
($ millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Trust fees	$1	$1	$1	$1	$2	$2	$1	$2	$2	$2
Other fee revenue	71	76	77	78	83	88	88	90	87	90
Net interest revenue / (expense)	88	93	94	95	93	99	105	98	113	120

Total revenue	160	170	172	174	178	189	194	190	202	212
Credit quality expense	4	3	2	—	1	—	1	—	1	—
Operating expense	94	100	104	106	105	113	108	115	113	117

Income from continuing operations before taxes (benefits)	62	67	66	68	72	76	85	75	88	95
Income taxes (benefits)	22	23	23	24	25	27	30	25	31	34

Income (loss) from continuing operations	40	44	43	44	47	49	55	50	57	61
Income (loss) from discontinued operations after-tax (b)	—	—	—	—	—	—	—	—	—	—

Net income (loss)	$40	$44	$43	$44	$47	$49	$55	$50	$57	$61

($ billions)
Average Loans	7.4	6.5	6.3	6.0	5.9	5.7	5.3	5.4	5.3	5.5
Average Assets (c)	10.7	10.2	9.7	9.2	9.6	9.2	8.8	9.2	9.2	9.1
Average Deposits	6.2	6.7	6.4	7.1	7.9	7.3	7.7	7.9	7.6	7.1
Average Common Equity	0.9	0.9	1.0	0.9	0.9	0.9	0.8	0.8	1.1	1.0
Average Tier I Preferred Equity	0.3	0.3	0.3	0.3	0.3	0.3	0.2	0.2	0.2	0.2
Assets under Management (period end)	—	—	—	—	—	—	—	—	—	—
Assets under Custody (period end)	—	—	—	—	—	—	—	—	—	—
Contribution to EPS	$0.08	$0.09	$0.09	$0.08	$0.10	$0.10	$0.11	$0.11	$0.13	$0.13
Return on common equity	18%	19%	18%	19%	20%	22%	28%	25%	22%	24%
Pretax Operating Margin (d)	38%	39%	38%	39%	40%	41%	44%	39%	44%	45%

(a)	Results exclude the after-tax impact of the amortization of goodwill from purchase acquisitions.
(b)	Net income (loss) from discontinued operations has not been allocated to any of the Corporation’s reportable sectors.
(c)	Where average deposits are in excess of average loans, average assets include an allocation of investment securities to balance.
(d)	Excludes amortization of other intangibles.

In January 2002, the Corporation began to record customer expense reimbursements as revenue in accordance with a FASB staff annoucement. The Corporation had historically reported expense reimbursements as a reduction of expenses. Prior period amounts have been reclassified.

Prior periods sector data reflects immaterial reclassifications resulting from minor changes to be consistent with current period presentation.

MELLON FINANCIAL CORPORATION
BUSINESS SECTORS (a)
CORE BUSINESS SECTORS – 10 Quarter Trend

	2000				2001				2002
($ millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Trust fees	$540	$545	$556	$587	$621	$640	$632	$673	$775	$769
Other fee revenue	134	126	123	126	130	138	131	141	125	130
Net interest revenue / (expense)	130	142	149	150	155	160	171	173	183	187

Total revenue	804	813	828	863	906	938	934	987	1,083	1,086
Credit quality expense	4	3	3	—	1	—	1	1	2	—
Operating expense	519	523	531	568	599	611	626	693	764	768

Income from continuing operations before taxes (benefits)	281	287	294	295	306	327	307	293	317	318
Income taxes (benefits)	103	105	107	108	111	120	112	100	117	117

Income (loss) from continuing operations	178	182	187	187	195	207	195	193	200	201
Income (loss) from discontinued operations after-tax (b)	—	—	—	—	—	—	—	—	—	—

Net income (loss)	$178	$182	$187	$187	$195	$207	$195	$193	$200	$201

($ billions)
Average Loans	9.7	8.7	8.7	8.4	8.3	8.0	7.7	7.8	7.8	8.2
Average Assets (c)	20.4	20.6	20.2	19.9	20.4	19.3	19.1	20.3	20.6	20.4
Average Deposits	12.5	13.3	13.1	13.9	14.8	13.4	13.9	14.6	13.9	13.4
Average Common Equity	2.1	2.1	2.2	2.2	2.3	2.3	2.2	2.3	2.6	2.6
Average Tier I Preferred Equity	0.3	0.3	0.3	0.3	0.3	0.3	0.2	0.2	0.2	0.2
Assets under Management (period end)	511	521	540	530	520	546	547	592	610	588
Assets under Custody (period end)	2,261	2,257	2,298	2,267	2,251	2,295	2,077	2,082	2,324	2,213
Contribution to EPS	$0.35	$0.37	$0.38	$0.38	$0.40	$0.43	$0.41	$0.41	$0.45	$0.45
Return on common equity	34%	35%	33%	33%	34%	36%	35%	34%	31%	31%
Pretax Operating Margin (d)	35%	35%	35%	34%	34%	35%	33%	30%	30%	29%

(a)	Results exclude the after-tax impact of the amortization of goodwill from purchase acquisitions.
(b)	Net income (loss) from discontinued operations has not been allocated to any of the Corporation’s reportable sectors.
(c)	Where average deposits are in excess of average loans, average assets include an allocation of investment securities to balance.
(d)	Excludes amortization of other intangibles.

In January 2002, the Corporation began to record customer expense reimbursements as revenue in accordance with a FASB staff annoucement. The Corporation had historically reported expense reimbursements as a reduction of expenses. Prior period amounts have been reclassified.

Prior periods sector data reflects immaterial reclassifications resulting from minor changes to be consistent with current period presentation.

MELLON FINANCIAL CORPORATION
BUSINESS SECTORS (a)
OTHER ACTIVITIES – 10 Quarter Trend

	2000				2001				2002
($ millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Trust fees	$24	$12	$(1)	$(2)	$(3)	$(2)	$(3)	$(3)	$—	$(1)
Other fee revenue	50	42	44	35	40	(114)	14	(243)	53	37
Net interest revenue / (expense)	3	(4)	(7)	(8)	(13)	(22)	(23)	(19)	(25)	(31)

Total revenue	77	50	36	25	24	(138)	(12)	(265)	28	5
Credit quality expense	(1)	6	(11)	4	(16)	1	4	4	2	160
Operating expense	28	11	16	(1)	6	(2)	(18)	63	8	(8)

Income from continuing operations before taxes (benefits)	50	33	31	22	34	(137)	2	(332)	18	(147)
Income taxes (benefits)	18	13	12	8	13	(48)	1	(111)	7	(52)

Income (loss) from continuing operations	32	20	19	14	21	(89)	1	(221)	11	(95)
Income (loss) from discontinued operations after-tax (b)	—	—	—	—	—	—	—	—	—	—

Net income (loss)	$32	$20	$19	$14	$21	$(89)	$1	$(221)	$11	$(95)

($ billions)
Average Loans	1.8	1.8	1.7	1.9	2.0	2.1	1.9	1.6	1.3	1.5
Average Assets (c)	7.4	7.4	7.4	8.8	10.6	11.3	15.3	14.5	11.4	12.5
Average Deposits	3.4	3.1	3.1	3.2	3.5	3.3	3.4	3.3	3.6	4.5
Average Common Equity	1.8	1.7	1.7	1.8	1.7	1.4	1.2	1.5	0.9	0.7
Average Tier I Preferred Equity	0.7	0.7	0.7	0.7	0.7	0.7	0.8	0.8	0.8	0.8
Assets under Management (period end)	—	—	—	—	—	—	—	—	—	—
Assets under Custody (period end)	—	—	—	—	—	—	—	—	—	—
Contribution to EPS	$0.07	$0.04	$0.03	$0.03	$0.04	$(0.18)	$—	$(0.46)	$0.02	$(0.21)
Return on common equity	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m
Pretax Operating Margin (d)	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m

(a)	Results exclude the after-tax impact of the amortization of goodwill from purchase acquisitions.
(b)	Net income (loss) from discontinued operations has not been allocated to any of the Corporation’s reportable sectors.
(c)	Where average deposits are in excess of average loans, average assets include an allocation of investment securities to balance.
(d)	Excludes amortization of other intangibles.

In January 2002, the Corporation began to record customer expense reimbursements as revenue in accordance with a FASB staff announcement. The Corporation had historically reported expense reimbursements as a reduction of expenses. Prior period amounts have been reclassified.

Prior periods sector data reflects immaterial reclassifications resulting from minor changes to be consistent with current period presentation.

MELLON FINANCIAL CORPORATION
BUSINESS SECTORS (a)
CONTINUING OPERATIONS – 10 Quarter Trend

	2000				2001						2002
($ millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr		3rd Qtr	4th Qtr		1st Qtr	2nd Qtr
Trust fees	$564	$557	$555	$585	$618	$638		$629	$670		$775	$768
Other fee revenue	184	168	167	161	170	24		145	(102)		178	167
Net interest revenue / (expense)	133	138	142	142	142	138		148	154		158	156

Total revenue	881	863	864	888	930	800		922	722		1,111	1,091
Credit quality expense	3	9	(8)	4	(15)	1		5	5		4	160
Operating expense	547	534	547	567	605	609		608	756		772	760

Income from continuing operations before taxes (benefits)	331	320	325	317	340	190		309	(39)		335	171
Income taxes (benefits)	121	118	119	116	124	72		113	(11)		124	65

Income (loss) from continuing operations	210	202	206	201	216	118		196	(28)		211	106
Income (loss) from discontinued operations after-tax (b)	69	71	72	79	75	(39)		20	856		5	3

Net income (loss)	$279	$273	$278	$280	$291	$79		$216	$828		$216	$109

($ billions)
Average Loans	11.5	10.5	10.4	10.3	10.3	10.1		9.6	9.4		9.1	9.7
Average Assets (c)	47.2	46.9	46.1	46.8	48.2	45.8		45.5	42.5		33.0	33.4
Average Deposits	15.9	16.4	16.2	17.1	18.3	16.7		17.3	17.9		17.5	17.9
Average Common Equity	3.9	3.8	3.9	4.0	4.0	3.7		3.4	3.8		3.5	3.3
Average Tier I Preferred Equity	1.0	1.0	1.0	1.0	1.0	1.0		1.0	1.0		1.0	1.0
Assets under Management (period end)	511	521	540	530	520	546		547	592		610	588
Assets under Custody (period end)	2,261	2,257	2,298	2,267	2,251	2,295		2,077	2,082		2,324	2,213
Contribution to EPS	$0.42	$0.41	$0.41	$0.41	$0.44	$0.25		$0.41	$(0.05)		$0.47	$0.24
Return on common equity	22%	22%	21%	20%	22%	23	%(e)	23%	20	%(e)	25%	25	%(e)
Pretax Operating Margin (d)	37%	37%	38%	36%	37%	35	%(e)	34%	30	%(e)	30%	30	%(e)

(a)	Results for 2000 and 2001 exclude the after-tax impact of the amortization of goodwill from purchase acquisitions.
(b)	Net income (loss) from discontinued operations has not been allocated to any of the Corporation’s reportable sectors.
(c)	Where average deposits are in excess of average loans, average assets include an allocation of investment securities to balance.
(d)	Excludes amortization of other intangibles.
(e)
Excludes venture capital fair value adjustments in the 2nd Quarter of 2001 equal to $.19 per share; venture capital fair value adjustments, loss on disposal of loans and non-recurring charges in the 4th Quarter of 2001 equal to $.47 per share; and special loan loss provision in the 2nd Quarter of 2002 equal to $.23 per share.

In January 2002, the Corporation began to record customer expense reimbursements as revenue in accordance with a FASB staff announcement. The Corporation had historically reported expense reimbursements as a reduction of expenses. Prior period amounts have been reclassified.

Prior periods sector data reflects immaterial reclassifications resulting from minor changes to be consistent with current period presentation.

MELLON FINANCIAL CORPORATION
CONTINUING OPERATIONS – 10 Quarter Trend
NONINTEREST REVENUE (non-FTE Basis)

	2000				2001					2002
($ millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr		3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Investment Management	$321	$307	$325	$345	$324	$332		$345	$374	$370	$355
Human Resource Services	98	111	106	121	170	183		167	170	269	264
Institutional Trust & Custody	145	139	124	119	124	123		117	126	136	149

Trust and investment fee revenue	564	557	555	585	618	638		629	670	775	768
Cash management revenue	46	53	52	53	53	61		62	63	68	71
Foreign currency and securities trading revenue	51	41	43	43	55	47		39	53	39	43
Financing-related revenue	34	36	36	46	40	38		39	37	34	38
Equity investment revenue	36	17	20	5	6	(6)		(17)	(1)	21	(5)
Other	8	12	5	5	5	13		9	14	6	8

Sub-total	739	716	711	737	777	791		761	836	943	923
Venture capital fair value adjustments	—	—	—	—	—	(140)		—	(222)	—	—
Loss on disposition of large corporate loans and commitments	—	—	—	—	—	—		—	(57)	—	—

Total fee and other revenue	739	716	711	737	777	651		761	557	943	923
Gains on the sales of securities	—	—	—	—	—	—		—	—	—	—

Total noninterest revenue	$739	$716	$711	$737	$777	$651		$761	$557	$943	$923

Fee revenue as a percent of fee and net interest revenue (FTE)	85%	84%	83%	84%	85%	85	%*	84%	85%*	86%	86%
Trust and investment fee revenue as a percent of fee and net interest revenue (FTE)	64%	65%	64%	66%	67%	68	%*	68%	67%*	70%	70%
Assets under management at period end (in billions)	$511	$521	$540	$530	$520	$546		$547	$592	$610	$588
Assets under custody at period end (in billions)	$2,261	$2,257	$2,298	$2,267	$2,251	$2,295		$2,077	$2,082	$2,324	$2,213
S&P 500 Index at period end	1,499	1,455	1,437	1,320	1,160	1,224		1,041	1,148	1,147	990

*	Excludes venture capital fair value adjustments and loss on disposition of large corporate loans & commitments.

In January 2002, the Corporation began to record customer expense reimbursements as revenue in accordance with a FASB staff annoucement. The Corporation had historically reported expense reimbursements as a reduction of expenses. Prior period amounts have been reclassified.

MELLON FINANCIAL CORPORATION
CONTINUING OPERATIONS – 10 Quarter Trend
OPERATING EXPENSE (a)

	2000				2001				2002
($ millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Staff expense	$335	$327	$338	$347	$368	$366	$363	$444	$476	$458
Professional, legal and other purchased services	59	62	69	64	75	78	80	114	83	94
Net occupancy expense	48	43	46	48	52	53	55	59	63	60
Equipment expense	33	32	32	37	38	35	40	44	56	53
Business development	33	34	30	32	30	28	27	32	32	34
Communications expense	17	17	15	15	22	26	24	23	28	30
Amortization of other intangible assets	2	1	2	2	2	1	2	2	3	4
Other expense	20	18	15	22	18	22	17	38	31	27

Total operating expense excluding goodwill amortization expense	547	534	547	567	605	609	608	756	772	760
Goodwill amortization expense	17	16	17	17	18	18	18	19	—	—

Total operating expense	$564	$550	$564	$584	$623	$627	$626	$775	$772	$760
Efficiency ratio excluding amortization of goodwill in 2000 & 2001 (b)	62%	62%	63%	64%	65%	65%	66%	69%	70%	70%

(a)
In January 2002, the Corporation began to record customer expense reimbursements as revenue in accordance with a FASB staff annoucement. The Corporation had historically reported expense reimbursements as a reduction of expenses. Prior period amounts have been reclassified.

(b)
Operating expense, excluding the 2001 nonrecurring items, as a percentage of fee and net interest revenue, computed on a taxable equivalent basis excluding the venture capital fair value adjustments and gains on the sales of securities.

MELLON FINANCIAL CORPORATION
NONPERFORMING ASSETS – 10 Quarter Trend

	2000				2001				2002
($ millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Nonperforming loans:
Commercial and financial	$120	$118	$121	$159	$183	$121	$121	$56	$69	$160
Consumer credit	14	11	7	5	2	2	1	2	2	4
Commercial real estate	1	4	3	1	1	1	1	1	3	11

Total nonperforming loans	135	133	131	165	186	124	123	59	74	175
Acquired property:
Real estate acquired	5	5	4	7	6	3	2	2	1	1
Reserve for real estate acquired	(1)	(1)	—	—	—	—	—	—	—	—

Net real estate acquired	4	4	4	7	6	3	2	2	1	1
Other assets acquired	2	2	—	—	—	1	1	1	—	—

Total acquired property	6	6	4	7	6	4	3	3	1	1

Total nonperforming assets	$141	$139	$135	$172	$192	$128	$126	$62	$75	$176

NPL’s as a % of total loans	1.28%	1.27%	1.25%	1.61%	1.78%	1.30%	1.24%	0.69%	0.77%	1.78%
NPA’s as a % of total loans and net acquired property	1.34%	1.33%	1.29%	1.68%	1.84%	1.34%	1.28%	0.72%	0.79%	1.79%
NPA’s as a % of Tier I capital plus the reserve for loan losses	4.32%	4.21%	3.92%	4.97%	6.15%	4.24%	4.74%	2.30%	3.00%	7.55%

MELLON FINANCIAL CORPORATION
PROVISION FOR CREDIT LOSSES, RESERVES FOR CREDIT LOSSES AND REVIEW OF NET
CREDIT LOSSES – 10 Quarter Trend

	2000				2001				2002
($ millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Provision for credit losses	$3	$9	$(8)	$4	$(15)	$1	$5	$5	$4	$160
Net credit (losses)/recoveries:
Commercial real estate	5	—	—	—	—	—	—	—	—	—
Commercial and financial	(5)	(8)	(3)	(11)	(1)	(20)	(21)	(39)	(2)	(7)
Consumer credit	—	—	(1)	—	—	—	—	(1)	(1)	—

Total net credit losses	$—	$(8)	$(4)	$(11)	$(1)	$(20)	$(21)	$(40)	$(3)	$(7)

Annualized NCL’s to average loans	—	0.32%	0.14%	0.41%	0.06%	0.79%	0.89%	1.67%	0.15%	0.26%
Reserve for loan losses	$270	$271	$255	$254	$219	$217	$187	$96	$106	$242
Reserve for unfunded commitments	21	20	24	18	37	19	33	42	32	51

Total reserve for credit exposure	$291	$291	$279	$272	$256	$236	$220	$138	$138	$293
Loan loss reserve as a % of total loans	2.55%	2.58%	2.43%	2.49%	2.09%	2.28%	1.89%	1.12%	1.11%	2.47%
Loan loss reserve as a % of NPL’s	199%	203%	195%	154%	117%	175%	153%	164%	143%	138%